EXHIBIT 99.1

FOR IMMEDIATE RELEASE

American Science and Engineering, Inc. Receives $1.3 Million
Service Contract from the U.S. Government

BILLERICA, Mass. — October 3, 2005 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today the receipt of a one-year $1.3 million service, maintenance, training, and spare parts contract from the U.S Government to support multiple MobileSearch™ X-ray Inspection Systems.  Under this contract, the U.S. Government has an option for an additional two years for regular preventative maintenance and corrective service plus training.

“This contract to support MobileSearch systems is a noteworthy order that signals the U.S. Government’s satisfaction with the quality of AS&E’s technology and service,” said Anthony Fabiano, President and CEO. “We continue to receive strong renewals of our service agreements from major customers, predominantly the result of high customer satisfaction ratings.  These service renewal contracts are very important to sustain strong relationships with our customers, and to enable us to insure highly reliable equipment performance for our loyal and most valued accounts.”

The MobileSearch X-ray Inspection System provides U.S. security officials with a highly effective means for detecting weapons, plastic explosives, illegal drugs, and other contraband, utilizing traditional transmission X-rays in combination with proprietary Z® Backscatter technology.

AS&E Support Services

AS&E’s highly skilled Field Service Engineers (FSE) provide support services worldwide. Each FSE, with a technical degree in electrical and mechanical engineering or equivalent experience, is trained in the operation and repair of electronics, hydraulics, pneumatics, mechanics, electrical systems, and computers. Available 7 days a week, 24 hours a day, FSEs are located at AS&E offices in Asia, Central America, Europe, the Middle East, and North America.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection and screening systems.  With more than 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a variety of technologies, including patented Z® Backscatter™, Shaped Energy™ and Radioactive Threat Detection (RTD). These technologies offer superior detection of threats including plastic explosives, plastic weapons, illegal drugs, other contraband, dirty bombs and nuclear devices.  AS&E offers a complete range of X-ray inspection products including Z Backscatter screening systems, CargoSearch™, and ParcelSearch™ inspection systems, used for critical detection and security applications to combat terrorism, drug and weapon smuggling, trade fraud, and illegal immigration. AS&E customers include leading governmental agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security, U.S. Department of Defense, U.S. Customs and Border Protection, Royal Thai Police, HM Customs & Excise (U.K.) and Hong Kong Customs.   For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:
Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc
978-440-8392	978-262-8700
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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